As filed with the Securities and Exchange Commission on May 31, 2013

Registration No. 333-175989

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-11

FOR REGISTRATION

UNDER

THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Dividend Capital Diversified Property Fund Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Jeffrey L. Johnson

Chief Executive Officer

Dividend Capital Diversified Property Fund Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

(303) 228-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

Christopher R. Stambaugh, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note

This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 is being filed solely for the purpose of filing Exhibit 1.3.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses, other than selling commissions, the primary dealer fee, the dealer manager fee, and distribution fees, to be incurred by Dividend Capital Diversified Property Fund Inc. (the “Company”) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission (the “Commission”) registration fee and the FINRA filing fee.

Commission registration fee	$305,657
FINRA filing fee	75,500
Printing costs	760,000
Legal fees and expenses	2,000,000
Accounting fees and expenses	200,000
Blue sky fees and expenses	160,000
Miscellaneous expenses	8,406,232
Reimbursements related to retail seminars	900,000
Reimbursements related bona fine training and education meetings	1,274,563
Reimbursements for wholesaling activities	2,357,786
Legal fees allocable to the dealer manager	150,000
Promotional items	244,567

Total	$16,834,305

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

Pursuant to the Limited Partnership Agreement of Dividend Capital Total Realty Trust Operating Partnership LP, the Company’s Operating Partnership, holders of partnership units in the Operating Partnership (“OP Units”) may request the Operating Partnership to redeem their OP Units, and the Company, as the general partner of the Operating Partnership, may elect to redeem any OP Units for cash or for shares of its common stock. The number of shares issuable by the Company in redemption of OP Units is currently equal to the number of OP Units redeemed, less an amount of shares to cover a redemption fee.

During the past three years, the Company issued an aggregate of 386,988 unclassified shares of its common stock to holders of OP Units in redemption of their OP Units. The issuances were made under the exemption from registration pursuant to Section 4(2) of the Securities Act. The following table describes these transactions in more detail:

Date	Title of Shares Sold	Total Number of Shares Sold	Consideration	Number of OP Units Redeemed
March 4, 2011	Unclassified Common Shares	27,528	OP Units	27,947
March 9, 2011	Unclassified Common Shares	70,150	OP Units	71,218
September 1, 2011	Unclassified Common Shares	20,000	OP Units	20,000
March 27, 2012	Unclassified Common Shares	269,310	OP Units	273,411

Total		386,988		392,576

On January 30, 2012, the Company issued an aggregate of 64,703.50 shares of its common stock to MPF Flagship Fund 14, LLC, MPF Income Fund 26, LLC, MPF Northstar Fund, LP, MPF Flagship Fund 15, LLC, MPF Platinum Fund, LP and Coastal Realty Business Trust (collectively the “MPF Parties”). The Company issued these shares of common stock in private transactions exempt from the registration requirements under the Securities Act, pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder. The shares were issued as part of the settlement of a lawsuit, as described below.

On September 23, 2011, the MPF Parties commenced a tender offer seeking to purchase up to 1,000,000 of the Company’s then-outstanding shares of common stock (the “September 23rd Tender Offer”). On October 11 and 14, 2011, pursuant to the terms of Section 12.7 of its Articles of Restatement, the Company elected to redeem shares of its common stock that the MPF Parties owned at the time of the commencement of the September 23rd Tender Offer. The Company asserted that the September 23rd Tender Offer constituted a Non-Compliant Tender Offer as that term is defined by Section 12.7 of its Articles of Restatement, because the MPF Parties did not provide advance notice. Pursuant to the formula set forth in Section 12.7 of the Articles of Restatement, the Company delivered checks to the MPF Parties in an amount totaling $316,497.93 (the “Redemption Checks”) for the MPF Parties’ shares that were to be redeemed. Following delivery of the Redemption Checks, the Company redeemed 64,703.50 shares owned by the MPF Parties. The MPF Parties disputed the Company’s contention that the September 23rd Tender Offer constituted a Non-Compliant Tender Offer, disputed the Company’s redemption of the MPF Parties’ shares, and did not accept the Redemption Checks, which were returned to the Company on November 7, 2011. On October 25, 2011, the MPF Parties filed a lawsuit against the Company and its advisor in the U.S. District Court for the Northern District of California seeking, among other things, the return of the redeemed shares. On January 13, 2012, in settlement of the lawsuit, the Company agreed to issue to the MPF Parties 64,703.50 shares (which is the same number of shares that the Company had previously redeemed from the MPF Parties). As part of the settlement, the MPF Parties agreed that the Company could destroy the Redemption Checks.

On September 28, 2012, the Company issued to each of 125 separate investors the following: 99 Class A shares of common stock, 99 Class W shares of common stock and 99 Class I shares of common stock. The purchase price for all shares was $6.74 per share. In aggregate, the Company issued 37,125 shares for approximately $250,000. Proceeds from this issuance were used for general corporate purposes. The Company issued these shares of common stock in a private transaction exempt from the registration requirements pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

The equity securities described above were offered through H&L Equities, LLC, a registered broker dealer and an affiliate of REIT Funding, LLC. With respect to these equity securities, the Company paid a fee of approximately $16,000 to REIT Funding, LLC (and reimbursed REIT Funding, LLC for certain expenses). From this fee, REIT Funding, LLC paid a brokerage commission of approximately $13,000 to H&L Equities, LLC.

Item 34.	Indemnification of Directors, Officers and Others.

Pursuant to Maryland corporate law and the Company’s charter, the Company is required to indemnify and hold harmless a present or former director, officer, Advisor, or Advisor’s affiliate and may indemnify and hold harmless a present or former employee or agent of the Company (the “Indemnitees”) against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company while a director, officer, Advisor, Advisor’s affiliate, employee or agent and in such capacity, provided that the Indemnitee, if a director, the Advisor or an Advisor’s affiliate, has determined, in good faith, that the act or omission which caused the loss or liability was in the best interests of the Company. In addition, the Company will not indemnify the Indemnitee for any loss or liability suffered by the Indemnitee or hold the Indemnitee harmless for any loss or liability suffered by the Company if: (i) the loss or liability was the result of negligence or misconduct if the Indemnitee is an interested director, the Advisor, or an Advisor’s affiliate, (ii) the loss or liability was the result of gross negligence or willful misconduct if the Indemnitee is an independent director, (iii) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active and deliberate dishonesty, (iv) the Indemnitee actually received an improper personal benefit in money, property, or services, (v) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (vi) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company. In addition, the Company will not provide indemnification to a director, the Advisor or an Advisor’s affiliate for any loss or liability arising from an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving the alleged securities law violation as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request of indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violation of securities laws. Pursuant to its charter, the Company is required to pay or reimburse reasonable expenses incurred by a present or former director, officer, Advisor or Advisor’s affiliate and may pay or reimburse reasonable expenses incurred by any other Indemnitee in advance of final disposition of a proceeding if the following are satisfied: (i) the Indemnitee was made a party to the proceeding by reason of his service as a director, officer, Advisor, Advisor’s affiliate, employee or agent of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the charter, (iii) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct, and (iv) the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder of the Company acting in his capacity as such, a court of competent jurisdiction approves such advancement.

Any indemnification may be paid only out of Net Assets of the Company (as defined in its charter), and no portion may be recoverable from the stockholders.

The Company has entered into indemnification agreements with each of the Company’s independent directors and executive officers. The Indemnification agreements require, among other things, that, subject to certain limitations, the Company indemnify its independent directors and executive officers and advance to the independent directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the Company must indemnify and advance all expenses incurred by its independent directors and executive officers seeking to enforce their rights under the indemnification agreements. The Company also covers officers and directors under the Company’s directors’ and officers’ liability insurance.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements are incorporated into the prospectus by reference:

The consolidated financial statements of the Company in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed with the Commission on May 13, 2013;

The consolidated financial statements and financial statement schedule of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Commission on March 19, 2013;

The financial statements of the National Office and Industrial Portfolio and the related pro forma financial statements of the Company contained in the Company’s current report on Form 8-K/A filed with the Commission on September 9, 2010;

Any financial statement schedules omitted have been so omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Pennsylvania, on May 31, 2013.

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND INC.

By:	/s/ Jeffrey L. Johnson
Jeffrey L. Johnson, Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Form S-11 registration statement has been signed by the following persons in the following capacities on May 31, 2013.

Signature	Title

* Richard D. Kincaid	Chairman of the Board and Director

* John A. Blumberg	Director

* Charles B. Duke	Director

* Daniel J. Sullivan	Director

* John P. Woodberry	Director

/s/ Jeffrey L. Johnson	Chief Executive Officer (principal executive officer)
Jeffrey L. Johnson

/s/ M. Kirk Scott	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
M. Kirk Scott

*By: /s/ M. Kirk Scott	Attorney-in-Fact
M. Kirk Scott

Exhibit Index

Exhibit Number	Description

1.1	Amended and Restated Dealer Manager Agreement, including Form of Selected Dealer Agreement, incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed March 19, 2013

1.2	Form of Amendment No. 1 to Amended and Restated Dealer Manager Agreement, incorporated by reference to Exhibit 1.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013

1.3	Form of Selected Dealer Agreement with Raymond James & Associates, Inc.*

2.1	Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.2	First Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.1.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.3	Second Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.1.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.4	Third Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.1.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.5	Fourth Amendment to Purchase and Sale Agreement by and among iStar Financial Inc., the entities set forth therein and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.1.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.6	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 3, 2010, incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.7	First Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 11, 2010, incorporated by reference to Exhibit 2.2.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.8	Second Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated May 21, 2010, incorporated by reference to Exhibit 2.2.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.9	Third Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 24, 2010, incorporated by reference to Exhibit 2.2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.10	Fourth Amendment to Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar Harborside LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.11	Partnership Interests Purchase and Sale Agreement by and among iStar Financial Inc., iStar NG Inc., iStar NG GenPar Inc. and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.3 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

2.12	Member Interest Purchase and Sale Agreement by and among iStar Financial Inc., iStar CTL Holdco LLC and TRT Acquisitions LLC, dated June 25, 2010, incorporated by reference to Exhibit 2.4 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

3.1	Articles of Restatement, incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, filed March 21, 2012

3.2	Articles of Amendment, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.3	Articles Supplementary (Class A shares), incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.4	Articles Supplementary (Class W shares), incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.5	Articles Supplementary (Class I shares), incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K, filed July 12, 2012

3.6	Third Amended and Restated Bylaws, incorporated by reference to Exhibit 3.5 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.1	Form of Subscription Agreement (included in the Prospectus as Appendix A in Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013, and incorporated herein by reference)

4.2	Fourth Amended and Restated Distribution Reinvestment Plan, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.3	Class E Share Redemption Program, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.4	Class A, W and I Share Redemption Program, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012

4.5	Statement regarding transfer restrictions, preferences, limitations and rights of holders of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed April 15, 2013

5.1	Opinion of DLA Piper LLP (US) as to legality of securities, incorporated by reference to Exhibit 5.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed June 22, 2012

8.1	Opinion of DLA Piper LLP (US) as to tax matters, incorporated by reference to Exhibit 8.1 to Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed June 22, 2012

8.2	Private Letter Ruling, incorporated by reference to Exhibit 8.2 to Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed June 22, 2012

10.1	Eighth Amended and Restated Advisory Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed July 12, 2012

10.2	Fourth Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed July 12, 2012

10.3	Amendment No. 1 to Fourth Amended and Restated Operating Partnership Agreement of Dividend Capital Total Realty Operating Partnership LP, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, filed November 13, 2012

10.4	Special Unit Repurchase Agreement, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed July 12, 2012

10.5	Property Management Agreement between Dividend Capital Total Realty Trust Inc. and Dividend Capital Property Management LLC, incorporated by reference to Exhibit 10.3 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006

10.6	Form of Indemnification Agreement between Dividend Capital Total Realty Inc. and the officers and directors of Dividend Capital Total Realty Trust Inc., incorporated by reference to Exhibit 10.4 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006

10.7	Equity Incentive Plan, incorporated by reference to Exhibit 10.6 to Amendment No. 5 to the Company’s Registration Statement on Form S-11, Commission File No. 333-125338, filed January 13, 2006

10.8	Form of Director Option Agreement, incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 7, 2006

10.9	Form of Management Agreement between various affiliates of Dividend Capital Total Realty Trust Inc. and KeyPoint Partners LLC, as property manager (New England Retail Portfolio), incorporated by reference to Exhibit 10.27 to the Company’s Quarterly Report on Form 10-Q, filed August 14, 2007

10.10	Dividend Capital Fixed Rate Office Portfolio Loan Agreement between TRT Lending Subsidiary I, LLC and Wells Fargo Bank, National Association, dated June 25, 2010, incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

10.11	Side Letter Agreement Related to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing by and among Dividend Capital Total Realty Trust and New York Life Insurance Company, dated June 25, 2010, incorporated by reference to Exhibit 10.5.1 to the Company’s Quarterly Report on Form 10-Q, filed August 13, 2010

10.12	Credit Agreement, incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed December 21, 2012

21	Subsidiaries of the registrant, incorporated by reference to Exhibit 21 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013

23.1	Consent of KPMG LLP, incorporated by reference to Exhibit 23.1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013

23.2	Consent of EKS&H LLLP, incorporated by reference to Exhibit 23.2 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1 and Exhibit 8.1)

24.1	Power of Attorney, incorporated by reference to the signature page to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed August 3, 2011

24.2	Power of Attorney, incorporated by reference to the signature page to the Post-Effective Amendment No. 2 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed March 22, 2013

99.1	Consent of Altus Group U.S., Inc., incorporated by reference to Exhibit 99.1 to Post-Effective Amendment No. 4 to the Company’s Registration Statement on Form S-11 (File No. 333-175989), filed May 21, 2013

*	Filed herewith.